Exhibit 4.4

Execution Copy

Assignment, Assumption and Recognition Agreement

This Assignment, Assumption and Recognition Agreement (the “Assignment Agreement”), dated as of August 1, 2004, among Terwin Advisors LLC, a Delaware limited liability company (the “Assignor”), GreenPoint Mortgage Securities LLC, a Delaware limited liability company (the “Assignee”), and GreenPoint Mortgage Funding, Inc. (the “Seller”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Purchaser, in, to and under (a) those certain Revolving Credit Loans listed on Exhibit A attached hereto (the “GreenPoint Revolving Credit Loans”), except for any interest collections due or accrued on or before the close of business on July 31, 2004 (the “Cut-off Date”); (b) those certain Revolving Credit Loans listed on Exhibit B attached hereto (the “Terwin Revolving Credit Loans” and together with the GreenPoint Revolving Credit Loans, the “Revolving Credit Loans”), except for any interest collections due or accrued on or before the Cut-off Date; (c) the Seller’s Purchase, Warranties and Servicing Agreements attached hereto as Exhibit C, but only to the extent of the related Revolving Credit Loans (the “GreenPoint Purchase Agreements”); and (d) the Seller’s Purchase Warranties and Servicing Agreements attached hereto Exhibit D, but only to the extent of the related Revolving Credit Loans (the “Terwin Purchase Agreements” and together with the GreenPoint Purchase Agreements, the “Purchase Agreements”). For purposes of this Assignment Agreement, the term “Purchase Agreements” include any separate bill of sale, assignment and conveyance or other instrument pursuant to which the Seller and Wachovia Bank, National Association (“Wachovia”) effectuated the purchase and sale of any Revolving Credit Loan following the execution and delivery of the related Purchase Agreements.

2. The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any and all obligations of the Assignor with respect to any Revolving Credit Loans subject to the Purchase Agreements which are not the Revolving Credit Loans set forth on Exhibit A or Exhibit B attached hereto and are not the subject of this Assignment Agreement. The Purchase Agreements and this Assignment Agreement are referred to herein collectively as the “Agreement.”

3. The Seller represents and warrants to the Assignee that (a) the copies of the GreenPoint Purchase Agreements, attached hereto as Exhibit C, provided to the Assignee, are true, complete and accurate copies of the GreenPoint Purchase Agreements, (b) the GreenPoint Purchase Agreements are in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the GreenPoint Purchase Agreements contain all of the terms and conditions governing the sale of the GreenPoint Revolving Credit Loans by the Seller to Wachovia; provided, however, that the date of purchase and sale and the amount of payment for the GreenPoint Revolving Credit Loans may be set out in a Purchase Price and Terms Letter, as defined in the GreenPoint Purchase Agreements, and (e) the Seller sold, conveyed and transferred the GreenPoint Revolving Credit Loans to Wachovia pursuant to the related GreenPoint Purchase Agreement.

4. The Assignor represents and warrants to the Assignee that (a) the copies of the Terwin Purchase Agreements, attached hereto as Exhibit D, provided to the Assignee, are true, complete and accurate copies of the Terwin Purchase Agreements, (b) the Terwin Purchase Agreements are in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect, nor have any notices of termination been given thereunder, (d) the Terwin Purchase Agreements contain all of the terms and conditions governing the sale of the Terwin Revolving Credit Loans by the related third-party sellers to the Assignor; provided, however, that the date of purchase and sale and the amount of payment for certain Terwin Revolving Credit Loans may be set out in a Purchase Price and Terms Letter, as defined in the Terwin Purchase Agreements, and (e) the related third-party sellers sold, conveyed and transferred the related Revolving Credit Loans to the Assignor pursuant to the related Terwin Purchase Agreements.

5. The Assignor warrants and represents to, and covenants with, the Assignee and the Seller that:

(a) As of the date hereof, the Assignor is not in default under the Purchase Agreements;

(b) The Assignor is transferring the Revolving Credit Loans and any and all of its interests, rights and obligations under the Purchase Agreements, free from any and all claims and encumbrances arising out of the Assignor’s ownership thereof;

(c) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to any third-party seller, Wachovia or the Seller with respect to the related Purchase Agreements or the related Revolving Credit Loans;

(d) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreements or the Revolving Credit Loans;

(e) The Assignor is a Delaware limited liability company in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to sell, transfer and assign the Revolving Credit Loans;

(f) The Assignor has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the

Assignor. This Assignment Agreement has been duly executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(g) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

(h) The Assignor has paid the purchase price for the Revolving Credit Loans;

(i) No event has occurred or has failed to occur, during the period commencing on the date on which the Assignor acquired the Terwin Revolving Credit Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in the Terwin Purchase Agreements untrue if such representations and warranties were made with respect to the related Terwin Revolving Credit Loans effective as of the date hereof;

(j) The servicing of the Terwin Revolving Credit Loans has been transferred to GreenPoint Mortgage Funding, Inc.

(k) Within sixty (60) days of discovery by the Assignor of a breach of any of the foregoing representations and warranties with respect to a Terwin Revolving Credit Loan which materially and adversely affects the value of such Terwin Revolving Credit Loan or the Assignee’s interests therein, the Assignor shall use its best efforts to cure such breach in all material respects and, if such breach is not cured within such sixty (60) day period, the Assignor shall, at the Assignee’s option, repurchase such Terwin Revolving Credit Loan at a price equal to the unpaid principal balance of the Terwin Revolving Credit Loan as of the date or repurchase, plus accrued interest thereon to, but not including, the date of repurchase; and

(l) In connection with any repurchase of a Terwin Revolving Credit Loan, the Assignee shall reassign the provisions of the related Terwin Purchase Agreement to the Assignor with respect to such Terwin Revolving Credit Loan, and provide for the prompt delivery of the related custodial file to the Assignor or its designee, as applicable.

6. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

(a) The Assignee is a Delaware limited liability company, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Revolving Credit Loans;

(b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditor’s rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law; and

(c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby.

7. The Seller warrants and represents to, and covenants with, the Assignor and the Assignee that:

(a) The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Revolving Credit Loans;

(b) The Seller has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment Agreement is in the ordinary course of the Seller’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Seller’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which the Seller is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject. The execution, delivery and performance by the Seller of this Assignment Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Seller. This Assignment Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Seller in connection with the execution, delivery or performance by the Seller of this Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

(d) As of the date hereof, the Seller is not in default under the GreenPoint Purchase Agreements; and

(e) No event has occurred or has failed to occur, during the period commencing on the date on which the Assignor acquired the GreenPoint Revolving Credit Loans and ending on the date hereof, inclusive, which would make the representations and warranties set forth in Section 3.02 of each GreenPoint Purchase Agreement untrue if such representations and warranties were made with respect to the GreenPoint Revolving Credit Loans effective as of the date hereof.

(f) Within sixty (60) days of the earlier of either, discovery by the Seller or notice to the Seller from the Assignor to the Assignee, of a breach of any of the foregoing representations and warranties with respect to a GreenPoint Revolving Credit Loan which materially and adversely affects the value of such GreenPoint Revolving Credit Loan or the Assignee’s interests therein, the Seller shall use its best efforts to cure such breach in all material respects and, if such breach is not cured within such sixty (60) day period, the Seller shall, at the Assignee’s option, repurchase such GreenPoint Revolving Credit Loan at a price equal to the unpaid principal balance of such GreenPoint Revolving Credit Loan as of the date or repurchase, plus accrued interest thereon to, but not including, the date of repurchase.

(g) In connection with any repurchase of a GreenPoint Revolving Credit Loan, the Assignee shall reassign the provisions of the related GreenPoint Purchase Agreement to the Seller with respect to such GreenPoint Revolving Credit Loan, and provide for the prompt delivery of the related custodial file to the Seller or its designee, as applicable.

(h) With respect to the Revolving Credit Loans, the Seller shall remit to the Assignor any interest collections due or accrued on or before the Cut-off Date immediately upon receipt of such collections.

8. From and after the date hereof, the Seller shall recognize the Assignee or any of its assigns as the owner of the Revolving Credit Loans, and shall look solely to such entity for performance from and after the date hereof of the Assignor’s obligations with respect to the Revolving Credit Loans. Effective the date hereof, the Seller and the Assignee agree that with respect to the Revolving Credit Loans, the servicing provisions of the related Purchase Agreements and the provisions relating to payment for Additional Balances shall be superseded by the corresponding provisions of the Sale and Servicing Agreement dated as of August 1, 2004 among the Assignee, the Seller, the Assignor, GreenPoint Home Equity Loan Trust 2004-4, as issuer and U.S. Bank National Association, as indenture trustee.

9. Notice Addresses.

(a) The Assignee’s address for purposes of all notices and correspondence related to the Revolving Credit Loans and this Assignment Agreement is:

GreenPoint Mortgage Securities LLC

100 Wood Hollow Drive

Novato, CA 94945

Attention: S.A. Ibrahim

(b) The Assignor’s address for purposes for all notices and correspondence related to the Revolving Credit Loans and this Assignment Agreement is:

Terwin Advisors LLC

c/o The Winter Group

3 Park Avenue

New York, NY 10016

(FAX) (212) 725-7977

Attention: Richard Winter

(c) The Seller’s address for purposes of all notices and correspondence related to the Revolving Credit Loans and this Assignment Agreement is:

GreenPoint Mortgage Funding, Inc.

100 Wood Hollow Drive

Novato, CA 94945

Attention: Steve Abreu

10. This Assignment Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

11. This Assignment Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Seller, the Assignor or the Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

12. No term or provision of this Assignment Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

13. This Assignment Agreement shall survive the conveyance of the Revolving Credit Loans and the assignment of the Purchase Agreements by the Assignor.

14. Notwithstanding the assignment of the Purchase Agreements by either the Assignor or the Assignee, this Assignment Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

15. For the purpose for facilitating the execution of this Assignment Agreement as herein provided and for other purposes, this Assignment Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

16. The parties hereto intend to treat the transfer of the Revolving Credit Loans to the Assignee as provided herein as a sale of all the Assignor’s right, title and interest in and to the Revolving Credit Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof. In the event such transfer is deemed not to be a sale for such purposes, the Assignor grants to the Assignee, a security interest in all of such party’s right, title and interest in, to and under the Revolving Credit Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

TERWIN ADVISORS LLC Assignor

By:

Name:
Title:

GREENPOINT MORTGAGE SECURITIES LLC, Assignee

By:

Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC., Seller

By:

Name:
Title:

Exhibit A

On File

Exhibit B

On File

Exhibit C

The following documents are on file:

1.	Seller’s Purchase, Warranties and Servicing Agreement, dated as of March 24, 2004, by and between Wachovia Bank, National Association, as Purchaser and GreenPoint Mortgage Funding, Inc., as Seller and Servicer, as amended pursuant to Amendment No. 1 dated as of August 24, 2004 between the Purchaser and the Seller and Servicer.

2.	Seller’s Purchase, Warranties and Servicing Agreement, dated as of August 31, 2004, by and between Wachovia Bank, National Association, as Purchaser and GreenPoint Mortgage Funding, Inc., as Seller and Servicer.

Exhibit D

The following documents are on file:

1.	Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of March 1, 2003, by and between Terwin Advisors, LLC, as Purchaser and Barrington Capital Corporation, as Seller and Servicer, as amended pursuant to Amendment No. 1 dated as of March 1, 2004 between the Purchaser and the Seller and Servicer.

2.	Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of April 1, 2003, by and between Terwin Advisors, LLC, as Purchaser and Alliance Bancorp, as Seller and Servicer, as amended pursuant to Amendment No. 1 dated as of June 15, 2004 between the Purchaser and the Seller and Servicer.

3.	Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2003, by and between Terwin Advisors, LLC, as Purchaser and Land/Home Financial Services, as Seller and Servicer, as amended pursuant to Amendment No. 1 dated as of June 22, 2004 between the Purchaser and the Seller and Servicer.

4.	Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of January 30, 2004, by and between Terwin Advisors, LLC, as Purchaser and Financial Mortgage, Inc., as Seller and Servicer, as amended pursuant to Amendment No. 1 dated as of January 30, 2004 between the Purchaser and the Seller and Servicer.

5.	Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of May 4, 2004, by and between Terwin Advisors, LLC, as Purchaser and Cameron Financial Group, Inc., as Seller and Servicer, as amended pursuant to Amendment No. 1 dated as of May 4, 2004 between the Purchaser and the Seller and Servicer.